EXHIBIT 4.1

                         CERTIFICATE OF DESIGNATION OF
                         CLASS B PREFERRED VOTING STOCK







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DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz


                         Filed in the office of             Document Number
                         Ross Miller                        20070023569-04
                         Secretary of State                 Filing Date and Time
                         State of Nevada                    01/12/2007 9:30 AM
                                                            Entity Number
                                                            C3800-2004

CERTIFICATE OF DESIGNATION
   (PURSUANT TO NRS 78.1955)

                                              ABOVE SPACE IF FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                            (PURSUANT TO NRS 78.1955)

1. Name of corporation:

PATCH INTERNATIONAL INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

A class of preferred stock to be designated Class B Preferred Voting Stock, consisting of ten thousand (10,000) shares, par value $0.01 ("Preferred Voting Share"), is hereby created with the following voting powers, designations, preferences, limitations, rights, privileges, restrictions, and conditions:

(a) The Preferred Voting Share shall entitle the holder thereof to attend and vote at all meetings of holders of shares of common stock of Patch ("Common Shareholders").

(b) The maximum number of votes attached to the Preferred Voting Share shall be that number of shares of common stock of Patch International Inc. into which the exchangeable shares of Patch Energy Inc. issued in conjunction with the Preferred Voting Share and at that time outstanding are then exchangeable.

(CONTINUED ON ATTACHMENT)



3. Effective date of filing (optional):

4. Officer signature: /s/ DONALD EDWARDS, Corporate Secretary
                     -----------------------------------------------------------

FILING FEE: $175.00

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.


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                                ATTACHMENT TO THE
            CERTIFICATE OF DESIGNATION FOR NEVADA PROFIT CORPORATIONS
                            (PURSUANT TO NRS 78.1955)
                                       OF
                            PATCH INTERNATIONAL INC.

       (c) The Preferred Voting Share may be voted by proxy on all matters that may properly come before a meeting of Common Shareholders. Prior to delivering a Preferred Voting Share proxy, the holder of the Preferred Voting Share shall be obligated to determine, in a manner approved by Patch International Inc., the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Preferred Voting Share would vote on each matter put before the meeting of Common Shareholders. The holder of the Preferred Voting Share is then obligated to complete the Preferred Voting Share proxy and record as votes in favour of the matter that number of votes equal to the number of common stock of Patch International Inc. into which the Exchangeable Shares which voted in favour of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the common shares of Patch International Inc. into which the Exchangeable Shares which voted against the matter are then exchangeable.

       (d) Votes attached to the Preferred Voting Share may only be counted to the extent of the number of common shares of Patch International Inc. into which the Exchangeable Shares issued in connection with the Preferred Voting Share and then outstanding have recorded a vote on the matter.

       (e) The Preferred Voting Share shall have the rights granted above in respect of voting at meetings of Common Shareholders and shall have no other rights in Patch International Inc.